APPENDIX “A”

CHURCH LOANS & INVESTMENTS TRUST

AUDIT COMMITTEE CHARTER

(Revised and Effective July 1, 2008)

A.

Organization

There shall be a committee of the Board of Trust Managers to be known as the Audit Committee.  The Audit Committee shall be composed of Trust Managers who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Trust Managers, would interfere with their exercise of independent judgment as a committee member.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.  As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Senior Vice-President - CFO and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.  In addition, the Audit Committee or at least its Chair should meet with the independent audit accountants and management quarterly to review the Trust’s financials.

B.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Trust Managers in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the Trust’s accounting, reporting practices of the Trust and the quality and integrity of the financial reports of the Trust.  In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Trust Managers, the independent auditors, the Senior Vice-President - CFO, and the financial management of the Trust.

C.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Trust Managers and shareholders that the accounting and reporting practices of the Trust are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

1.

Review and recommend to the Trust Managers the independent auditors to be selected to audit the financial statements of the Trust.  In so doing, the Audit Committee will pre-approve (1) audit and review services, and (2) engagements for non-audit services that are not specifically prohibited by applicable law, rule, regulation or policies.  The Committee may establish pre-approval policies and procedures or the Committee may accomplish such pre-approval through explicit action of the Committee prior to each engagement.

2.

Meet with the independent auditors and financial management of the Trust to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

3.

Review with the independent auditors and the Trust’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Trust, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.  Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

4.

Review the internal audit function of the Trust including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

5.

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.  Any changes in accounting principles should be reviewed.

6.

Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.  Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Trust’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

7.

Submit the minutes of all meetings of the Audit Committee to or discuss the matters discussed at each committee meeting with, the Board of Trust Managers and make recommendations as the committee may deem appropriate.

8.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

9.

Provide an open avenue of communication between the internal auditors, (Senior Vice-President - CFO), the independent auditors, and the Board of Trust Managers.

10.

Review and update the committee’s charter annually.

11.

Review and concur in the appointment, replacement, reassignment, or dismissal of the Senior Vice-President - CFO.

12.

Inquire of management, the Senior Vice-President - CFO, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

13.

Review with management and the independent auditors at the completion of the annual examination:

a.

The company’s annual financial statements and related footnotes.

b.

The independent auditor’s audit of the financial statements and his or her report thereon.

c.

Any significant changes required in the independent auditor’s audit plan.

d.

Any serious difficulties or disputes with management encountered during the course of the audit.

e.

Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

14.

Consider and review with management and the Senior Vice-President - CFO:

a.

Significant findings during the year and management’s responses thereto.

b.

Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c.

Any changes required in the planned scope of their audit plan.

d.

The internal auditing department budget and staffing.

15.

Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

16.

Review with management, the independent auditors, and the Senior Vice-President - CFO the interim financial report filed with the SEC or other regulators.

17.

Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Senior Vice-President - CFO or the independent auditors.

18.

Review legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

19.

Discuss with the Trust’s legal counsel any significant legal matters that may have a material effect on the financial statements, the Trust’s compliance policies, including material notices to or inquiries received from governmental agencies.

20.

Meet with the Senior Vice-President - CFO, the independent auditors, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

21.

Review the cash flow projections prepared by management and make any adjustments thereto as deemed necessary by the Audit Committee or the Board of Trust Managers.

22.

Review, on a quarterly basis, based upon information provided to the Committee from management, the Trust’s loan reserve and make recommendations in regard thereto to the Board of Trust Managers.

D.

General Matters

1.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.  The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.  In such event, the Committee shall have access to sufficient funds of the Trust to pay for such independent counsel, accountants or others so retained.  The Committee may ask members of management or others to attend the Committee’s meetings and provide pertinent information as necessary.

2.

The Committee shall establish appropriate policies and procedures for receiving complaints concerning accounting, auditing and internal control matters from employees, officers, members of the Board of Trust Managers, the independent accountants, the Trust’s legal counsel or the Trust’s shareholders.  The Committee shall also establish rules, policies and procedures for handling any such complaints, including such policies and procedures as is necessary to ensure the confidentiality and anonymity of those tendering any such complaints.

3.

The Committee will perform such other functions as assigned by law, the Trust’s charter or bylaws, or the Board of Trust Managers.